Exhibit 99.1

Contact:	Michael Bermish
Investor Relations Officer
(732) 212 – 3321
FOR IMMEDIATE RELEASE
WELLMAN REPORTS FIRST QUARTER 2007 RESULTS
AND RECORD QUARTERLY PET RESIN SALES
April 26, 2007, Shrewsbury, NJ – Wellman, Inc. (NYSE: WLM) today reported a net loss from continuing operations attributable to common stockholders of $26.0 million, or $0.81 per share for the quarter ended March 31, 2007. This compares to a net loss from continuing operations attributable to common stockholders of $18.9 million, or $0.59 per share for the same period in 2006.
The net loss attributable to common stockholders for the quarter ended March 31, 2007 was $26.9 million, or $0.84 per share, compared to a net loss attributable to common stockholders of $19.4 million, or $0.61 per share for the same period in 2006.
Thomas Duff, Wellman’s Chairman and Chief Executive Officer, stated, “Although we experienced disappointing overall results in the first quarter, we achieved record quarterly PET resin sales and volume due to strong demand. Our sales volume benefited from delays in the start-up of some of the new capacity announced by our competitors and an improved trade balance which was helped by the differential between U.S. and Asian polyester raw material costs returning closer to historical levels. We expect the supply/demand balance to remain favorable in the second quarter and for PET resin margins to improve over first quarter levels based on our announced selling price increases.”
Keith Phillips, Wellman’s Chief Financial Officer, stated, “Despite low first quarter margins and EBITDA, as defined, we are optimistic that second quarter EBITDA, as defined, will show a significant improvement because of improved PET resin margins and savings from our organizational restructuring. We also expect to significantly reduce debt in the next 10 to 16 months as a result of operating improvements, cost savings and exploring strategic alternatives for our non-core businesses.”

The following table summarizes our results for the five quarters ending with the first quarter 2007.

(in millions, except per share data)	1Q 06	2Q 06	3Q 06	4Q 06	1Q 07
Net Sales	$326.0	$345.2	$336.3	$324.5	$354.5
Gross Profit	9.4	13.9	8.8	6.5	7.0
SG&A Expenses	13.9	13.0	14.0	14.3	13.7

Operating Income (Loss) Excluding Other Items	(4.5)	0.9	(5.2)	(7.8)	(6.7)
Other Items	6.6	2.2	35.2	1.8	0.3

Operating Loss	(11.1)	(1.3)	(40.4)	(9.6)	(7.0)
Interest Expense, net	12.6	14.0	15.9	15.5	15.2

Loss from Continuing Operations Before Income Tax Expense (Benefit)	(23.7)	(15.3)	(56.3)	(25.1)	(22.2)
Income Tax Expense (Benefit)	(8.2)	(4.4)	(20.8)	(3.3)	0.1

Loss from Continuing Operations	(15.5)	(10.9)	(35.5)	(21.8)	(22.3)
Loss from Discontinued Operations, net of tax	(0.5)	(0.8)	(0.1)	(27.3)	(0.9)

Net Loss	(16.0)	(11.7)	(35.6)	(49.1)	(23.2)
Accretion	(3.4)	(3.6)	(3.6)	(3.8)	(3.7)

Net Loss Attributable to Common Stockholders	($19.4)	($15.3)	($39.2)	($52.9)	($26.9)

Basic and Diluted Net Loss per Common Share:
Net Loss Attributable to Common Stockholders from Continuing Operations	($0.59)	($0.46)	($1.22)	($0.80)	($0.81)
Net Loss Attributable to Common Stockholders from Discontinued Operations	(0.02)	(0.02)	0.00	(0.85)	(0.03)

Net Loss Attributable to Common Stockholders	($0.61)	($0.48)	($1.22)	($1.65)	($0.84)

Other Items included in Operating Loss for the same periods were comprised of the following:

(in millions)	1Q 06	2Q 06	3Q 06	4Q 06	1Q 07
Restructuring Charges	$0.4	$1.1	$—	$—	$2.9
Legal and Settlement Costs	—	—	—	—	(1.9)
Johnsonville Fibers Disposal Costs, net	—	—	34.1	(0.8)	(1.0)
Goodwill Impairment	—	—	—	33.4	—
Pension Actuarial Gains	—	—	—	(22.2)	—
Hurricane Katrina Costs, net	5.7	1.4	0.9	(6.6)	0.2
Miscellaneous	0.5	(0.3)	0.2	(2.0)	0.1

Total Other Items	$6.6	$2.2	$35.2	$1.8	$0.3

EBITDA
We have provided two non-GAAP measures, “EBITDA, as defined” and “Proforma Hurricane EBITDA, as defined”. We have provided EBITDA, as defined because our major debt agreements use this measurement as a key component which affects our ability to incur additional indebtedness, make investments, and make certain restricted payments, such as dividends. It is also an important measurement tool for (1) financial institutions that provide us with capital; (2) investors; and (3) our

Board and management. In each instance, we use EBITDA, as defined because it excludes items that are not expected to impact the long-term cash flow of the business and are not an indication of our ongoing operating performance. We provide EBITDA, as defined as an additional measure frequently used to value an enterprise and to enable investors to analyze the efficiency of our operations and to compare and/or rank us with other companies with differing capital structures. We also believe it assists investors in analyzing our future ability to pay dividends, which is a key component in many investment decisions. Our Board, our chief decision maker, and senior management use EBITDA, as defined to evaluate the operating performance of our business segments. EBITDA, as defined, is calculated in accordance with our debt agreements by adding Earnings (Loss) from Continuing Operations, Income Tax Expense (Benefit), Interest Expense, Depreciation & Amortization and Permitted Adjustments.
We have also provided Proforma Hurricane EBITDA, as defined, to provide comparable EBITDA information which adds an estimate of lost profits as a result of the Gulf Coast hurricanes to our EBITDA. We have provided this because of the reasons listed above and because we do not anticipate our ongoing business incurring lost profits of this magnitude as a result of hurricanes in the future. Proforma Hurricane EBITDA, as defined is EBITDA, as defined plus an estimate of Lost Profits due to the Gulf Coast hurricanes.
The following table reconciles Loss from Continuing Operations to EBITDA, as defined and Proforma Hurricane EBITDA, as defined for the previous five quarters.

(in millions)	1Q 06	2Q 06	3Q 06	4Q 06	1Q 07
Loss from Continuing Operations	($15.5)	($10.9)	($35.5)	($21.8)	($22.3)
Income Tax Expense (Benefit)	(8.2)	(4.4)	(20.8)	(3.3)	0.1
Interest Expense, net	12.6	14.0	15.9	15.5	15.2
Depreciation & Amortization	17.1	17.7	17.1	16.3	15.9
Permitted Adjustments	6.2	2.3	37.6	2.9	(2.6)

EBITDA, as defined	$12.2	$18.7	$14.3	$9.6	$6.3

Trailing Four Quarters EBITDA, as defined	$100.1	$94.7	$72.9	$54.8	$48.9

Lost Profits due to Gulf Coast hurricanes	$9.0	$—	$—	$—	$—

Proforma Hurricane (PH) EBITDA , as defined	$21.2	$18.7	$14.3	$9.6	$6.3

Trailing Four Quarters PH EBITDA, as defined	$124.1	$118.7	$91.9	$63.8	$48.9

Permitted Adjustments are adjustments specified in our debt agreements, which are used in the calculation of EBITDA, as defined. Permitted adjustments for the same period include:

(in millions)	1Q 06	2Q 06	3Q 06	4Q 06	1Q 07
Legal and Settlements Costs	$—	$—	$—	$—	($1.9)
Johnsonville Fibers Disposal Costs, net	—	—	34.1	(2.4)	(1.0)
Goodwill Impairment	—	—	—	33.4	—
Pension Actuarial Gains	—	—	—	(22.2)	—
Hurricane Katrina Costs, net	5.7	1.4	0.9	(6.6)	0.2
Other	0.5	0.9	2.6	0.7	0.1

Total Permitted Adjustments	$6.2	$2.3	$37.6	$2.9	($2.6)

Despite the importance of EBITDA, as defined we recognize that these non-GAAP financial measures do not replace the presentation of our GAAP financial results and are not intended to represent cash flows or an alternative to net earnings (loss). The EBITDA information we provide is simply supplemental information and an additional measurement tool to assist our management and certain investors in analyzing our performance.
*      *     *     *
Wellman, Inc. manufactures and markets high-quality polyester products, including PermaClear® brand PET (polyethylene terephthalate) packaging resin and Fortrel® brand polyester fiber.
Non-GAAP financial measures
This press release includes non-GAAP financial measures, as defined by the Securities and Exchange Commission. Specifically, management believes “EBITDA, as defined” and “Proforma Hurricane EBITDA, as defined” as described on the Company’s web site are important measures used by investors, analysts and financial institutions to evaluate the Company’s performance. EBITDA, as defined is calculated by adding Earnings (Loss) from Continuing Operations, Income Tax Expense (Benefit), Interest Expense, Depreciation, Amortization and Permitted Adjustments. All of the Permitted Adjustments were included in Earnings (Loss) from Continuing Operations. Proforma Hurricane EBITDA, as defined is calculated by adding Lost Profits due to Gulf Coast hurricanes to EBITDA, as defined.
Webcast of Conference Call
Wellman, Inc. will conduct a conference call to review 1st quarter 2007 results at 1:30 P.M. Eastern Time on Friday, April 27, 2007. This call is available in a live Webcast on the Wellman, Inc. web page. To access the Webcast, log onto the Wellman, Inc. website at: http://www.wellmaninc.com, go to the Investor Relations page and follow the prompts. Replay of the Webcast will be available late afternoon April 27, 2007 and will remain on the website for 7 days. The replay can be accessed by following the same procedure used to access the live Webcast. Presentation slides for the conference call will be available at 1:30 P.M. Friday, April 27, 2007 on the Wellman, Inc. website Investor Relations page under the Webcasts and Conferences section as well as part of the live webcast. During the presentation, certain non-GAAP terms may be used. An explanation of these terms can be found on the Wellman, Inc. website, in the Financial Glossary section of the Investor Relations page. To access the Investor Relations page of our website, follow the same procedures used to access the Webcast.
Forward-Looking Statements
Statements contained in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, words such as “believes,” “expects,” “anticipates,” and similar expressions are intended to identify forward-looking statements. These statements are made as of the date hereof based upon current expectations, and we undertake no obligation to update this information contained herein. These forward-looking statements involve certain risks and uncertainties, including, but not limited to: reduced raw material margins; availability and cost of raw materials; reduced sales volumes; increase in costs; volumes of textile imports; prices and volumes of polyester staple fiber and PET resin imports; the actions of our competitors; the financial condition of our customers; availability of financing, changes in financial markets, interest rates, credit ratings, tax risks; inability to execute our strategy; environmental risks and foreign currency exchange rates; natural disasters; regulatory changes; U.S., European, Asian and global economic conditions; work stoppages; levels of production capacity and profitable operations of assets; prices of competing products; acts of terrorism; and maintaining the operations of our existing production facilities. Actual results may differ materially from those expressed herein. Results of operations in any past period should not be considered indicative of results to be expected in future periods. Fluctuations in operating results may result in fluctuations in the price of our common stock. For a more complete description of the prominent risks and uncertainties inherent in our business, see our Form 10-K for the year ended December 31, 2006.

Wellman, Inc.
Condensed Consolidated Statement of Operations
(Unaudited)
(In Millions, except per share data)

	March 31,	June 30,	September 30,	December 31,	March 31,
	2006	2006	2006	2006	2007
Net Sales	$326.0	$345.2	$336.3	$324.5	$354.5

Cost of Sales	316.6	331.3	327.5	318.0	347.5

Gross Profit	9.4	13.9	8.8	6.5	7.0

Selling, General and Administrative Expenses	13.9	13.0	14.0	14.3	13.7

Restructuring Charges	0.4	1.1	—	—	2.9

Provision for Uncollectible Accounts	0.1	—	—	0.3	0.1

Other (Income) Expense, Net	6.1	1.1	35.2	1.5	(2.7)

Operating Loss	(11.1)	(1.3)	(40.4)	(9.6)	(7.0)

Interest Expense, Net	12.6	14.0	15.9	15.5	15.2

Loss From Continuing Operations Before Income Tax Expense (Benefit)	(23.7)	(15.3)	(56.3)	(25.1)	(22.2)

Income Tax Expense (Benefit)	(8.2)	(4.4)	(20.8)	(3.3)	0.1

Loss From Continuing Operations	(15.5)	(10.9)	(35.5)	(21.8)	(22.3)

Loss From Discontinued Operations, Net of Income Taxes	(0.5)	(0.8)	(0.1)	(27.3)	(0.9)

Net Loss	($16.0)	($11.7)	($35.6)	($49.1)	($23.2)

Net Loss Attributable to Common Stockholders:

Net Loss	($16.0)	($11.7)	($35.6)	($49.1)	($23.2)

Accretion	(3.4)	(3.6)	(3.6)	(3.8)	(3.7)

Net Loss Attributable to Common Stockholders	($19.4)	($15.3)	($39.2)	($52.9)	($26.9)

Basic and Diluted Net Loss Per Common Share:
Net Loss Attributable to Common Stockholders From Continuing Operations	($0.59)	($0.46)	($1.22)	($0.80)	($0.81)
Net Loss Attributable to Common Stockholders From Discontinued Operations	(0.02)	(0.02)	0.00	(0.85)	(0.03)

Net Loss Attributable to Common Stockholders	($0.61)	($0.48)	($1.22)	($1.65)	($0.84)

Basic and Diluted Weighted-Average Common Shares Outstanding	31.8	31.9	32.0	32.0	32.2

WELLMAN, INC.
SUPPLEMENTAL INFORMATION**
NET SALES BY GROUP

(Millions $)	1Q06	2Q06	3Q06	4Q06	1Q07
Segments:
Chemical-Based	$252	$275	$271	$252	$296
Recycled-Based	74	70	65	73	59

Total Net Sales	$326	$345	$336	$325	$355

BALANCE SHEET DATA	3/31/07

(Millions $)
Accounts Receivable	$200
Inventories	$128
Debt, Net	$582
CASH FLOW DATA

(Millions $)	1Q06	2Q06	3Q06	4Q06	1Q07
Depreciation from continuing operations	$12.6	$13.3	$12.8	$12.0	$11.8
Amortization (non-interest)	4.5	4.4	4.3	4.3	4.1
Amortization (Interest)	1.1	1.1	1.1	1.1	1.1

Total Depreciation & Amortization from continuing operations	$18.2	$18.8	$18.2	$17.4	$17.0
Capital expenditures from continuing operations	$8.9	$12.2	$3.9	$4.0	$2.7
SEGMENT PROFIT *
Segments:

(Millions $)	1Q06	2Q06	3Q06	4Q06	1Q07
Chemical-Based	$8.6	$16.0	$14.4	$7.9	$4.8
Recycled-Based	3.6	2.7	(0.1)	1.7	1.5

Segment Profit	12.2	18.7	14.3	9.6	6.3
Interest Expense, Net	(12.6)	(14.0)	(15.9)	(15.5)	(15.2)
Depreciation and Amortization	(17.1)	(17.7)	(17.1)	(16.3)	(15.9)
Permitted Adjustments	(6.2)	(2.3)	(37.6)	(2.9)	2.6

Loss From Continuing Operations before Income Tax Expense (Benefit)	($23.7)	($15.3)	($56.3)	($25.1)	($22.2)

*	Segment profit is based on EBITDA, as defined, which is the primary financial measure used by Wellman, Inc.’s Chief Operating Decision Maker to assess performance and allocate resources. Despite the importance of EBITDA, as defined, we recognize that this non-GAAP financial measure does not replace the presentation of our GAAP financial results and is not intended to represent cash flows or an alternative to Loss From Continuing Operations.

**	Preliminary information.
CONFERENCE CALL INFO
Wellman, Inc. will host a conference call to review 1Q 2007 and full year results on Friday, April 27, 2007 at 1:30 p.m. ET. You are invited to listen to the live Webcast of the conference call by logging onto Wellman, Inc.’s home page http://www.wellmaninc.com, go the Investor Relations page, and follow the prompts.
The call and related documents contain copyrighted material. It cannot be recorded, rebroadcast or reprinted without Wellman’s express permission. Participation implies consent to the taping and above terms.